UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 525

San Diego, California 92130

(Address of principal executive offices)

Warrants to Purchase 1,724,000 Shares of Common Stock

Pursuant to Non-Plan Warrant Agreements

(Full title of the plan)

Tyler M. Dylan

Chief Business Officer

Cardium Therapeutics, Inc.

3611 Valley Centre Drive, Suite 525

San Diego, California 92130

(858) 436-1000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David A. Fisher, Esq.

Fisher Thurber LLP

4225 Executive Square, Suite 1600

La Jolla, CA 92037

(858) 535-9400

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock(3), $0.0001 par value per share	844,500	$2.35	$1,984,575	$60.93
Common Stock(3), $0.0001 par value per share	82,000	$2.40	$196,800	$6.04
Common Stock(3), $0.0001 par value per share	66,500	$2.95	$196,175	$6.02
Common Stock(3), $0.0001 par value per share	40,000	$2.85	$114,000	$3.50
Common Stock(3), $0.0001 par value per share	6,000	$3.10	$18,600	$0.57
Common Stock(3), $0.0001 par value per share	435,000	$2.15	$935,250	$28.71
Common Stock(3), $0.0001 par value per share	250,000	$2.05	$512,500	$15.73
TOTAL:	1,724,000	—	—	$121.50

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover such indeterminate number of additional shares of common stock as may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction pursuant to the adjustment and anti-dilution provisions of the respective warrant agreements.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the exercise price of the shares subject to outstanding non-plan warrant agreements.

(3)	Includes associated preferred stock purchase rights pursuant to the Rights Agreement dated as of July 10, 2006, between the Registrant and Computershare Trust Company, as Rights Agent.

PART I

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registration Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference

Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), incorporates herein by reference the following documents which Cardium has filed with the Securities and Exchange Commission (the “Commission”), and any other documents subsequently filed by Cardium under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information in those documents that is deemed by the rules of the Commission to be furnished but not filed, before the filing of a post effective amendment to this registration statement that indicates all securities offered herein have been sold or that deregisters all securities covered by this registration statement then remaining unsold:

(a)	Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Commission on March 15, 2007.

(b)	Current Report on Form 8-K filed with the Commission on February 6, 2007; March 6, 2007; March 21, 2007; and March 23, 2007.

(c)	The description of Cardium’s common stock contained in Cardium’s Registration Statement on Form SB-2, filed with the SEC on January 18, 2006 (SEC File No. 333-131104), including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by Cardium pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cardium’s certificate of incorporation provides that it may indemnify, to the full extent authorized or permitted by law, any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was director or officer of Cardium or by reason of the fact that such director of officer, at the request of Cardium, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Under Delaware law, a director or officer who has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred. In other circumstances, a director, officer, employee or agent of Cardium may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of Cardium. The bylaws of Cardium provide that costs and expenses (including attorneys’ fees) incurred by or on behalf of a director, officer, employee or agent of Cardium in defending or investigating any action, suit, proceeding or investigation shall be paid by Cardium in advance of the final disposition of such matter, if such director, officer, employee or agent undertakes in writing to repay any such advances if it is ultimately determined that he or she was not entitled to indemnification.

Cardium’s certificate of incorporation further provides that Cardium may buy and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Cardium, or is serving at the request of Cardium as a director, officer, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Cardium would have the power to indemnify him against such liability under the provisions of the law. Cardium has in effect a directors and officers liability insurance policy protecting its directors and officers against liability by reason of their being or having been directors or officers of Cardium.

Under the terms of Cardium’s charter, no director of Cardium shall be personally liable to Cardium or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to Cardium or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payment of dividends or unlawful stock purchase or redemption, or (iv) for any transaction from which such director derived an improper personal benefit.

Cardium has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar arrangements with any future directors. Cardium may also enter into similar arrangements with certain of its officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibit index shows those exhibits filed with this registration statement and those incorporated by reference:

EXHIBIT INDEX
Exhibit Number	Description	Incorporated By Reference To

4.1	Second Amended and Restated Certificate of Incorporation of Cardium Therapeutics, Inc.	Exhibit 3(i) of Cardium’s Registration Statement on Form SB-2 (File No. 333-131104) filed on January 18, 2006

4.2	Amended and Restated Bylaws of Cardium Therapeutics, Inc.	Exhibit 3(ii) of Cardium’s Registration Statement on Form SB-2 (File No. 333-131104) filed on January 18, 2006

4.3	Form of Cardium’s Common Stock Certificate	Exhibit 4.5 of Cardium’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Commission on March 31, 2006

4.4	Form of Rights Agreement dated as of July 10, 2006, between Cardium Therapeutics, Inc. and Computershare Trust Company, Inc., as Rights Agent	Exhibit 4.1 of Cardium’s Registration Statement on form 8-A, filed with the Commission on July 11, 2006

4.5	Form of Rights Certificate	Exhibit 4.2 of Cardium’s Registration Statement on form 8-A, filed with the Commission on July 11, 2006

5.1	Opinion of Fisher Thurber LLP	Filed herewith

23.1	Consent of Marcum & Kliegman LLP	Filed herewith

23.2	Consent of Fisher Thurber LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Included on the signature page hereto

99.1	Form of Warrant issued to employees and consultants of Innercool Therapies, Inc.	Exhibit 4.1 of Cardium’s Current Report on Form 8-K dated March 8, 2006, filed with the Commission on March 14, 2006

Item	9. Undertakings

(a)	Cardium hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the 33 Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Cardium pursuant to Section 13 or Section 15(d) of Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the 33 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Cardium hereby undertakes that, for the purposes of determining any liability under the 33 Act, each filing of Cardium’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the 33 Act may be permitted to directors, officers and controlling persons of Cardium pursuant to the foregoing provisions, or otherwise, Cardium has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 33 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cardium of expenses incurred or paid by a director, officer or controlling person of Cardium in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cardium will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 33 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 9, 2007.

CARDIUM THERAPEUTICS, INC.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Cardium Therapeutics, Inc., hereby severally constitute and appoint Christopher J. Rienhard and Dennis M. Mulroy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cardium Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christopher J. Reinhard Christopher J. Reinhard	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	May 9, 2007

/s/ Dennis M. Mulroy Dennis M. Mulroy	Chief Financial Officer (principal financial officer and principal accounting officer)	May 9, 2007

/s/ Tyler M. Dylan Tyler M. Dylan	Director	May 9, 2007

/s/ Edward William Gabrielson Edward William Gabrielson	Director	May 9, 2007

/s/ Murray Humber Hutchison Murray Humber Hutchison	Director	May 9, 2007

/s/ Gerald J. Lewis Gerald J. Lewis	Director	May 9, 2007

/s/ Lon Edward Otremba Lon Edward Otremba	Director	May 9, 2007

/s/ Ronald I. Simon Ronald I. Simon	Director	May 9, 2007

EXHIBIT INDEX

Exhibit Number	Description	Incorporated By Reference To
4.1	Second Amended and Restated Certificate of Incorporation of Cardium Therapeutics, Inc.	Exhibit 3(i) of Cardium’s Registration Statement on Form SB-2 (File No. 333-131104) filed on January 18, 2006

4.2	Amended and Restated Bylaws of Cardium Therapeutics, Inc.	Exhibit 3(ii) of Cardium’s Registration Statement on Form SB-2 (File No. 333-131104) filed on January 18, 2006

4.3	Form of Cardium’s Common Stock Certificate	Exhibit 4.5 of Cardium’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Commission on March 31, 2006

4.4	Form of Rights Agreement dated as of July 10, 2006, between Cardium Therapeutics, Inc. and Computershare Trust Company, Inc., as Rights Agent	Exhibit 4.1 of Cardium’s Registration Statement on form 8-A, filed with the Commission on July 11, 2006

4.5	Form of Rights Certificate	Exhibit 4.2 of Cardium’s Registration Statement on form 8-A, filed with the Commission on July 11, 2006

5.1	Opinion of Fisher Thurber LLP	Filed herewith

23.1	Consent of Marcum & Kliegman LLP	Filed herewith

23.2	Consent of Fisher Thurber LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Included on the signature page hereto

99.1	Form of Warrant issued to employees and consultants of Innercool Therapies, Inc.	Exhibit 4.1 of Cardium’s Current Report on Form 8-K dated March 8, 2006, filed with the Commission on March 14, 2006